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[AZTAR LETTERHEAD]

                                                               CONTACT: Joe Cole
                                                                    602/381-4111



                 AZTAR ANNOUNCES COMPLETION OF PRIVATE PLACEMENT
            OF $175 MILLION OF 9% SENIOR SUBORDINATED NOTES DUE 2011

        PHOENIX, Arizona -- July 30, 2001 -- Aztar Corporation (NYSE: AZR) announced today that the company has completed the offering of $175,000,000 in aggregate principal amount of 9% Senior Subordinated Notes due 2011 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The net proceeds from the offering, after payment of selling commissions and discounts, and other expenses of the offering, are expected to be used to repay the outstanding borrowings under Aztar's revolving bank credit facility and for general corporate purposes.

        The 9% Senior Subordinated Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act.

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